EXHIBIT 10.1

SHORT FORM OFFERING DOCUMENT

Dated:  December 9, 2002

Effective Date:  January 23, 2003

AUSTIN DEVELOPMENTS CORP.
(the “Issuer”)
1473 - 595 Burrard Street
Vancouver, British Columbia  V7X 1C4

Agent
Canaccord Capital Corporation
2200 – 609 Granville Street
Vancouver, British Columbia  V7Y 1H2

Registrar and Transfer Agent
Pacific Corporate Trust Company
10th Floor, 625 Howe Street
Vancouver, British Columbia  V6C 3B8

$600,000.00
Offering of 4,000,000 Units

This Short Form Offering Document (the “Offering Document”) qualifies for distribution up to 4,000,000 units (the “Units”) of the Issuer at a price of $0.15 per Unit (the “Offering”), comprised of up to 2,000,000 flow-through Units (the “Flow-Through Units”) and the remainder non flow-through Units (the “Non Flow-Through Units”).  Each Unit consists of one common share without par value (a “Unit Share”) and one transferable share purchase warrant (a “Warrant”).  Each Warrant entitles the holder to acquire one non flow-through share (a “Warrant Share”) at a price of $0.16 per Warrant Share for a period of 24 months from the Closing.  The Warrants will be transferable and, subject to evidence of satisfactory distribution in accordance with the rules of the TSX Venture Exchange (the “Exchange”), will be listed and posted for trading on the Exchange.  The Unit Share comprised in each Flow-Through Unit will be a “flow-through share” for Canadian federal income tax purposes, and the Warrant comprised in each Flow-Through Unit will be a non flow-through warrant.  See “Plan of Distribution” and “Canadian Federal Income Tax Considerations”.  No more than half the Units sold may be Flow-Through Units.